Exhibit 3.26

CERTIFICATE OF FORMATION

OF

HUGHES MRO #2, LLC

1. The name of the limited liability company is Hughes MRO #2, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, Delaware. The name of the limited liability company’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

3. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Hughes MRO #2, LLC this 28th day of June, 2004.

/s/ Glenn A. Adams
Glenn A. Adams, Authorized
Representative of Manager

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

HUGHES MRO #2, LLC

Hughes MRO #2, LLC, a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: The name of the company is Hughes MRO #2, LLC.

SECOND: The certificate of formation of the limited liability company is hereby amended by amending Article 1 to read as follows:

1. The name of the limited liability company is Hughes MRO Holdings, LLC.

IT WITNESS WHEREOF, Hughes MRO #2, LLC has caused this Certificate of Amendment to be signed and attested by its duly authorized representative, this 21st day of December, 2004.

Hughes MRO #2, LLC

By:	Hughes GP & Management, Inc.,
Its Manager

/s/ John Z. Paré
John Z. Paré, Secretary

CERTIFICATE OF AMENDMENT

OF

HUGHES MRO #2, LLC

DID NOT SCAN WELL. RETYPE

1. The name of the limited liability company is HUGHES MRO #2, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

THE REGISTERED AGENT IS AS FOLLOWS:

Registered Agent:

The Corporation Trust Company

Registered Office:

Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(County of New Castle)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of HUGHES MRO #2, LLC this 9th day of AUGUST, 2004.

/s/ Jeffrey Butterfield
JEFFREY BUTTERFIELD, POWER OF ATTY.
Asst. Secy.